SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                               /X/
Filed by a party other than the Registrant           /   /

Check the appropriate box:
/X/      Preliminary Proxy Statement
/   /    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6e(2))
/   /    Definitive Proxy Statement
/   /    Definitive Additional Materials
/   /    Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                              Cita Biomedical, Inc.
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                 (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
/X/      No fee required
/   /    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1.       Title  of  each  class  of  securities  to  which  transaction applies:
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         2.       Aggregate number of securities to which  transaction  applies:
                  --------------------------------------------------------------

         3.       Per unit price or other underlying value of
                  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                  --------------------------------------------------------------

         4.       Proposed maximum aggregate value of transaction:
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         5.       Total fee paid:
                  --------------------------------------------------------------

/ ___ /   Fee paid previously with preliminary materials.

/ ___ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:
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



         2.       Form, Schedule or Registration Statement No.:
                  --------------------------------------------------------------

         3.       Filing Party:
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         4.       Date Filed:
                  --------------------------------------------------------------

                              CITA BIOMEDICAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY ___, 2002

                                -----------------

To The Stockholders:

The Annual Meeting of Stockholders of CITA Biomedical, Inc. (the "Company") will be held at the Company's offices located at 9025 Wilshire Boulevard, Suite 301, Beverly Hills, California, on February ___, 2002, at 10:00 AM for the following purposes:

         1.       To  approve  the  2002  Stock   Option  Plan  for   employees,
                  consultants and advisors;

         2.       To  approve  an  amendment  to  the   Company's   Articles  of
                  Incorporation to increase the authorized Common Stock to 250,000,000 shares and Preferred Stock to 30,000,000.

         3. To approve the change of the state of incorporation of the Company from Colorado to Delaware; and

         4. To transact such other business as may properly come before the Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business, January 31, 2002, as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

EVEN THOUGH YOU MAY EXPECT TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                                                             Joseph Dunn
                                                             President
February ___, 2002

                              CITA BIOMEDICAL, INC.
                             9025 Wilshire Boulevard
                                    Suite 301
                         Beverly Hills, California 90211

                                -----------------

                                 PROXY STATEMENT
                                -----------------


                               General Information


Solicitation, Revocation and Voting of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CITA Biomedical, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at 10:00 AM on February ___, 2002, at the Company's offices located at 9025 Wilshire Boulevard, Suite 301, Beverly Hills, California 90211, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to stockholders on or about February ___, 2002.

The accompanying proxy, if properly executed and returned, will be voted as specified by the stockholder or, if no vote is indicated, the proxy will be voted FOR the Board's nominees for director and FOR the approval of the stock option plan, the amendment to the Articles of Incorporation, and the reincorporation in Delaware. As to any other matter of business which may be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. A stockholder may revoke his proxy at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking the proxy.

The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocked expenses.

Record Date and Voting Rights

Only stockholders of record of the Company's Common Stock as of the close of business on January 31, 2002, will be entitled to vote at the Meeting. On January 31, 2002, there were 33,735,372 shares of Common Stock outstanding, which constituted all of the outstanding voting securities of the Company, each of which is entitled to one (1) vote per share. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum. Abstentions are counted in tabulations of the votes cast on proposals presented to the stockholders (other than the election of directors), but broker non-votes are not counted in determining whether a proposal has been approved. Abstentions and broker non-votes have no effect on the outcome of the election of directors.

                                 PROPOSAL ONE -
                     APPROVAL OF THE 2002 STOCK OPTION PLAN

The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide incentive for the encouragement of the highest level of performance by selected employees, consultants and advisors of the Company by enabling these persons to acquire a proprietary interest in the Company. Accordingly, on January 8, 2002, the Board of Directors adopted, subject to stockholder approval, the 2002 Stock Option Plan (the "2002 Plan") pursuant to which up to 3,500,000 shares of Common Stock may be issued upon the exercise of stock options granted to eligible participants.

The following summary of the principal provisions of the 2002 Plan is subject to the full text thereof. A copy of the 2002 Plan may be obtained from the Company by any stockholder upon written request.

General Nature and Purpose of the Plan

The underlying objective of the 2002 Plan is to further the interests of the Company by strengthening the desire of employees and consultants to continue their employment with the Company and by inducing individuals to become employees, consultants or advisors of the Company through the grant of options. Options issued under the 2002 Plan may be either incentive stock options under
Section 422 of the Internal Revenue Code of 1986 (the "Code"), or non-qualified stock options.

Securities Subject to the Plan

The 2002 Plan authorizes the issuance of up to 3,500,000 shares of the Company's Common Stock, which represents approximately ten percent (10%) of the shares outstanding on December 31, 2001. In the event of any change in the number of outstanding shares of Common Stock by reason of reorganization, merger, recapitalization, reclassification, stock dividend, stock split, exchange or combination of shares or other similar transactions, appropriate and proportionate adjustment will be made in the number of shares subject to outstanding options and the exercise price thereof.

Administration

The 2002 Plan may be administered either by a committee consisting of at least two (2) directors appointed by the Board of Directors or by the Board of Directors. If a committee is appointed, the Board of Directors, instead of that committee, may at any time take any action permitted to be taken by such committee under the Plan. As used herein, the term "committee" refers to the body, whether a committee or the Board of Directors, which is at the time administering the 2002 Plan. The Company does not currently have a Stock Option Committee. The committee, when formed, will have full authority, subject to the provisions of the 2002 Plan, to grant options, to designate the recipients and determine the terms of the options, to establish rules and regulations which it deems appropriate for the proper administration of the plan, and to interpret and make determinations under the plan. Members of the Committee serve at the discretion of the Board.

Eligibility

Options may be granted to persons who are employees, consultants or advisors of the Company or any subsidiary or parent company of the Company. In addition, non-employee directors of the Company may receive options under the 2002 Plan only if they are not otherwise eligible to participate in any Company stock option plan that is available only to non-employee directors of the Company. Incentive options may be granted only to employees of the Company or any subsidiary or parent of the Company.

Terms and Conditions of Options

Options granted under the 2002 Plan expire on such date as is determined by the Committee, unless earlier terminated as provided in the plan, but in no event later than ten (10) years after the grant date (five years with respect to incentive options granted to an optionee who owns, or would be considered to own by reason of Section 424(d) of the Code, more than ten percent (10%) of the outstanding Common Stock of the Company or any subsidiary on the grant date).

Options are exercisable in installments as determined by the Committee, except that options must vest at a rate of at least twenty percent (20%) per year beginning one (1) year after the grant date. The exercise price for options is determined by the Committee at the time of grant, subject to the following:

(1) the exercise price of an incentive option may not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date (110% of the fair market value in the case of incentive options granted to a person who on the grant date owns or is considered to own more than ten percent (10%) of the outstanding Common Stock); and

(2) the exercise price of a non-qualified option may not be less than eighty-five percent (85%) of the fair market value of the Common Stock on the grant date.

If the aggregate fair market value (determined at the time each incentive option is granted) of Common Stock for which all incentive options held by an optionee (whether granted under the 2002 Plan or any other plan of the Company) are exercisable for the first time during any calendar year exceeds One Hundred Thousand Dollars ($100,000), the amount of such excess will be treated as a non-qualified option.

The exercise price of an option is payable in cash or, with the approval of the Committee, in shares of the Company's Common Stock that have been owned by the optionee for at least six (6) months, by full recourse promissory note secured by the shares purchased, by cancellation of indebtedness of the Company to the optionee, by waiver of compensation due or accrued for services rendered, or through a same day sale arranged through a broker.

If an optionee ceases to be employed or retained by the Company for any reason other than death or permanent disability, options will expire on the earlier of three (3) months from the date of such termination or expiration of the term of the option. During the period between the optionee's termination and expiration of the option, the option may only be exercised to the extent that it was exercisable on the date of such termination. Upon the death or permanent disability of an optionee while an employee, director, consultant or advisor, options will expire on the earlier of one (1) year from the date of death or permanent disability or the expiration of the term of the option, and can be exercised only to the extent that the options could have been exercised on the date of death or permanent disability.

Transferability of Awards

Options granted under the 2002 Plan are not transferable or assignable other than by will or by the laws of descent and distribution.

Duration and Modification of the Plan and Options

The 2002 Plan will remain in effect until all shares covered by options granted under the plan have been purchased or all rights to acquire the shares have lapsed. No options may be granted under the plan after January 31, 2012, although the Board of Directors may terminate the granting of options under the plan at an earlier date or may amend or otherwise modify the plan. Except for adjustments made necessary by changes in the Company's Common Stock, the Board of Directors may not, without stockholder approval, increase the total number of shares to be offered under the plan or materially modify the eligible class of participants in the plan.

The Committee may modify or amend the terms of outstanding options, including to change or accelerate the vesting of an options or to change the exercise price of an option, with the consent of the participant.

In the event of the liquidation or dissolution of the Company, or upon any reorganization, merger or consolidation in which the Company is not the survivor, or upon the sale (by merger or otherwise) of substantially all of the assets of the Company or of more than eighty percent (80%) of the then outstanding stock of the Company to another corporation or entity, unless the options are assumed or equivalent options are substituted by the surviving or acquiring company, all outstanding options will become fully exercisable during the 30 days preceding the effective date of such event and will terminate on the effective date of such event.

Federal Income Tax Consequences

The following discussion is only a summary of certain significant United States federal income tax consequences of the 2002 Plan based on currently applicable provisions of the Code and the regulations promulgated thereon.

Grant of Stock Options. The grant of an incentive option or a non-qualified option under the 2002 Plan is not a taxable event to the optionee.

Exercise of Non-Qualified Stock OPtions. An optionee will recognize ordinary income for federal income tax purposes on the date a non-qualified option is exercised. The amount of income recognized is equal to the excess of the fair market value of the shares acquired on the date of exercise over the purchase price of such shares. The optionee's tax basis in the shares acquired upon the exercise of a non-qualified option is equal to the fair market value of such shares on the exercise date. The optionee will recognize capital gain or loss upon a sale or exchange of the option shares to the extent of any difference between the amount realized and the optionee's tax basis in the shares.

Exercise of Incentive Stock Options. An optionee will not recognize income upon the exercise of an incentive option. However, the spread between the fair market value of the shares at the time of exercise and the exercise price is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax.

If the optionee does not dispose of the shares received upon exercise of the option within both the two-year period after the incentive option was granted and the one-year period after the exercise of the incentive option (the ISO holding periods), the optionee will recognize capital gain or loss when he disposes of the shares. Such gain or loss will be measured by the difference between the exercise price and the amount received for the shares at the time of disposition.

If the shares acquired upon exercise of an incentive option are disposed of before the end of the ISO holding periods, the disposition is a disqualifying disposition which results in the optionee recognizing ordinary income in an amount generally equal to the lesser of (1) the excess of the value of the shares on the option exercise date over the exercise price or (2) the excess of the amount received upon disposition of the shares over the exercise price. Any excess of the amount received upon disposition of the shares over the value of the shares on the exercise date will be taxed to the optionee as capital gain.

Company Deductions. The Company (or its subsidiary) generally is entitled to a deduction for federal income tax purposes at the same time and in the same amount that the participant recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code. Deductions may be limited by Section 162(m) of the Code with respect to options granted to certain executive officers if the options do not qualify as performance-based compensation under that section. Neither the Company nor any subsidiary is entitled to a deduction with respect to payments that constitute excess parachute payments pursuant to Section 280G of the Code and that do not qualify as reasonable compensation pursuant to that section. Such payments also subject the recipients to a twenty percent (20%) excise tax.

Accounting Treatment

Option grants to employees and directors with an exercise price less than the fair market value of the Common Stock on the grant date will result in compensation expense to the Company in an amount equal to the excess of the fair market value of the shares on the grant date over the exercise price. This charge will generally be expensed by the Company over the vesting period of the option. Option grants with exercise prices not less than fair market value on the grant date will not result in any direct charge to the Company's earnings. However, the fair value of these options is required to be disclosed in the notes to the Company's financial statements and the Company must also disclose, on a proforma basis, the impact that those options would have on the Company's reported earnings with the value of the options at the time of grant treated as a compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully diluted basis.

The Financial Accounting Standards Board recently issued an exposure draft of a proposed interpretation of APB Opinion 25, Accounting for Stock Issued to Employees. Under the proposed interpretation, option grants made to non-employee directors after December 15, 1998 will result in a direct charge to the Company's reporting earnings based on the value of the option measured initially as of the grant date and subsequently on the vesting date of each installment of the option. Accordingly, this charge will include the appreciation and the value of the option shares, if any, over the period between the grant date and the vesting date of the option. This accounting treatment is the same as is currently applied to option grants to independent consultants. Stock options to be granted under the 1999 Stock Option Plan for Non-Employee Directors will be fully vested on the grant date, resulting in a valuation and an earnings charge on the grant date only.

Vote Required

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on this proposal is necessary for the approval of the 2002 Plan. Abstentions are counted in the tabulation of votes entitled to be cast and therefore have the effect of a vote against the proposal, whereas broker non-votes are not counted and have no effect on the vote.

The Board of Directors recommends that the stockholders vote FOR approval of the 2002 Plan.

                                 PROPOSAL TWO -
                   AMENDMENT TO THE ARTICLES OF INCORPORATION
                TO INCREASE THE NUMBER OF AUTHORIZED COMMON STOCK

The Board of Directors proposes to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 150,000,000 shares to 250,000,000 shares. The number of authorized shares of Preferred Stock, which is 30,000,000 shares, will remain the same.

As of the close of business on December 31, 2001, there were 33,735,372 shares of Common Stock issued and outstanding, leaving 116,264,628 shares of Common Stock authorized but unissued.

As of the close of business on December 31, 2001, there were 1,000 shares of Preferred Stock issued and outstanding, leaving 29,000,000 shares of Preferred Stock available for issue.

If approved, the increased number of authorized shares of Common Stock and Preferred Stock will be available for issue from time to time for such purposes and consideration as the Board of Directors may approve and no further vote of stockholders of the Company will be required, except as provided under state law or the rules of any national securities exchange on which shares of Common Stock of the Company are at the time listed. The availability of additional shares for issue, without the delay and expense of obtaining the approval of stockholders at a special meeting, will afford the Company greater flexibility in acting upon proposed transactions. The Company currently has no plans to issue any additional shares of Common Stock or Preferred Stock other than the shares of Common Stock that have been previously reserved for outstanding options.

The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company now authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company. The additional shares of Common Stock for which authorization is sought would be available for issuance by the Company by action of the Board of Directors and could be used for purposes that might be deemed to be in defense of a potential takeover threat.

The Board of Directors recommends that the stockholders vote FOR approval to amend the Articles of Incorporation.



                                PROPOSAL THREE -
                    REINCORPORATING IN THE STATE OF DELAWARE

Reasons for Adopting Delaware Corporate Law

The Board of Directors is also asking, as Proposal Three in the Notice of Special Meeting, that the shareholders grant the directors the authority to reincorporate the Company, which is currently incorporated under the laws of the State of Colorado, under the laws of the State of Delaware. This change requires approval of a majority of the shares issued and outstanding.

Principal Reasons for the Reincorporation Proposal

For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern

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

and flexible corporation laws which are periodically updated and revised to meet changing business needs. As a result, many major corporations have initially chosen Delaware for their domicile or have subsequently reincorporated in Delaware in a manner similar to that proposed by the Company. Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware Law and establishing public policies with respect to Delaware corporations.

The Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the Company's state of incorporation from Colorado to Delaware. At the time of the Company's incorporation, Colorado Law was deemed to be adequate for the conduct of the Company's business, in part because the business of the Company at that time was limited. In the intervening years, the Company has significantly expanded its business. The Board of
Directors   believes  that  Delaware  Law  affords  desirable   flexibility  and
simplicity in the exercise of corporate powers which are not available to corporations that, like the Company, are organized under Colorado Law. It should be noted, however, that shareholders in some instances have fewer rights and hence less protection under Delaware Law than under Colorado Law. See "Comparison of Delaware and Colorado Corporate Law."

Certain Charter Document Provisions

The new Certificate and new By-Laws are substantially similar to the present Articles and present Regulations of the Company with respect to material provisions. Differences between the new Certificate and new By-Laws and the present Articles and present Regulations are primarily the result of differences between Delaware Law and Colorado Law. See "Comparison Delaware and Colorado Corporate Law." Significant provisions of the new Certificate and new By-Laws and certain important differences between such new charter documents and the present charter documents of the Company are discussed below.

(1) Capital Stock. The authorized capital stock of the Company consists of 150,000 shares of Common Stock, $0.01 par value, and 30,000,000 shares of Preferred Stock, $0.01 par value ("Preferred Stock"), of which 1,000 shares of Preferred Stock have been issued. The capitalization of the Surviving Corporation will consist of 250,000,000 shares of Common Stock, par value $0.01 per share, and 30,000,000 shares of Preferred Stock, par value $0.01 per share. Other than the increase in authorized Common Stock, the provisions of the new Certificate setting the terms of the Surviving Corporation Common Stock and Preferred Stock are unchanged from the present Articles.

The Company has no present plans to issue any of the additional shares of Surviving Corporation Common Stock which would be authorized by the new Certificate. The availability of the additional authorized shares of Surviving Corporation Common Stock will, however, give the Board of Directors of the Surviving Corporation flexibility in acquisition negotiations as well as in possible future financings. While the Company presently has no agreements or understandings with respect to any acquisitions which may involve the issuance of shares of Common Stock, the Surviving Corporation may consider from time to time the possibility of various acquisitions. Other purposes for which the additional authorized shares could be used include stock dividends or stock splits, conversions of future issues of convertible securities, exchanges for outstanding debt, contributions to employee benefit plans or other corporate purposes not now foreseeable.

Comparison of Delaware and Colorado Corporate Law

If the reincorporation is effected, a shareholder's rights will be governed by Delaware law (i.e., the Delaware General Corporation Law) and not Colorado law (i.e., the Colorado Business Corporation Law). The statutes and court decisions with respect to the rights of stockholders under the Delaware General Corporation Law in relation to their rights under the Colorado Business

Corporation Law reflect certain differences. In addition, both statutes often permit a corporation to provide in its Articles of Incorporation or By-Laws for a specific action to be taken and, accordingly, reference has to also be made to these corporate documents, rather than only to the respective statutory provision, if a shareholder is to understand what actions are permissible for a corporation. Copies of the Company's Articles of Incorporation and the By-Laws, before reincorporation, can be examined at the office of the Company or copies will be sent to a shareholder upon request. After the reincorporation is effected, such copies will similarly be made available to shareholders.

The following is an explanation of the material differences between the rights of a shareholder of the Company under Colorado law as is currently the case and under Delaware law following reincorporation. The following discussion does not purport to constitute a detailed comparison of all of the provisions of the Delaware General Corporation Law and the Colorado Law, but does attempt to describe material differences in areas which the Company believes may be of interest to a shareholder. Shareholders are referred to these laws for a definitive treatment of the subject; however, the Company will be pleased to respond to any specific question which a shareholder may have.

(1) Special Meetings of Shareholders. Under Colorado Business Corporation Law, a special meeting of stockholders may be called by the Board of Directors or by such other persons as may be authorized in a corporation's Articles of Incorporation or By-Laws and a special meeting may be called by holders of ten percent of the votes. Under Delaware law, special meetings of the stockholders may be called only by the Board of Directors unless otherwise provided in the Certificate of Incorporation or By-Laws. The Surviving Company's Certificate of Incorporation and By-Laws allow stockholders owning a majority of the amount of the entire capital stock of the Company issued and outstanding to call a special meeting.

(2) Action Without a Meeting. Under Colorado Law, unless the articles or the regulations provide otherwise, any action which may be taken by shareholders or directors at a meeting may be taken without a meeting upon the unanimous written consent of the shareholders or directors, respectively. Delaware Law provides that any action which may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of stock having not less than the minimum number of votes otherwise required to approve such action consent in writing.

(3) Inspection of Shareholders List. Delaware law requires a Delaware corporation to keep, and permits any stockholder of record to inspect, under most circumstances, the stockholders' list of a corporation. Colorado law allows any shareholder or group of shareholders to inspect the shareholders' list of the corporation, upon reasonable written notice to the corporation. Under Colorado law, the stockholders list is available for any shareholder to inspect at every shareholder meeting.

(4) Dissenters' Rights. Under both Delaware and Colorado law, a dissenting shareholder of a corporation participating in certain transactions may, under varying circumstances, receive cash in the amount of the fair value of his, her or its shares, in lieu of the consideration the shareholder would otherwise receive in any such transaction, if a vote of the shareholders for the transaction is required. Delaware law does not require such dissenters' rights of appraisal if in a merger or consolidation, the corporation is the surviving corporation, and no vote of the stockholders of the surviving corporation is required to approve the merger. In addition, both Delaware and Colorado law require such dissenters' rights for a reorganization, merger or consolidation, but eliminates dissenters' rights for shares listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or were held of record by more than two thousand (2,000) shareholders.

(5) Indemnification of the Officers and Directors. Both Delaware and Colorado law permit corporations to indemnify present and former directors, officers and employees, within certain guidelines.

(6) Dissolution. Under both Colorado and Delaware law, shareholders holding a majority of shares entitled to vote thereon may authorize a corporation's dissolution.

(7) Amendments to By-Laws. Under Colorado law, the Board of Directors may amend the By-Laws at any time unless the Articles of Incorporation reserve such power exclusively to the shareholders. The current Articles of Incorporation do not prohibit director approval of By-Law amendments. A Delaware corporation may, in its Certificate of Incorporation, also confer the power to adopt, amend or repeal by-laws upon the directors. Under the new Certificate, the directors of the Surviving Corporation are granted such power.

(8) Mergers, Acquisitions and Other Transactions. Colorado Law and Delaware Law generally require approval of mergers and dispositions of substantially all of a corporation's assets by a majority of the voting power of the corporation, unless the Articles of Incorporation permit a different proportion. Under the present Articles, approval of such matters requires the affirmative vote of the holders of a majority of the voting power of the corporation. Under the new Certificate, shareholder approval in the case of mergers and dispositions of substantially all of a corporation's assets will require only a majority of the voting power of the corporation. Delaware Law does not require shareholder approval in the case of asset and share acquisitions.

The Board of Directors recommends that the stockholders vote FOR the reincorporation into the State of Delaware.



                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information with respect to (1) any person known to the Company who beneficially owned more than five percent (5%) of the Common Stock, (2) each director of the Company, (3) the Chief Executive Officer of the Company and (4) all directors and executive officers as a group. Each beneficial owner who is a natural person has advised the Company that he or she has sole voting and investment power as to the shares of the Common Stock, except that, until an option is exercised, there is no right to vote or dispose of the underlying shares.

The percentages computed in the table are based upon 33,735,372 shares of the Common Stock which were outstanding on the Record Date. Effect is given, pursuant to Rule 13d-3(l)(i) under the Securities Exchange Act of 1934, as amended, to shares issuable upon the exercise of options currently exercisable or exercisable within 60 days of the Record Date.


                                                                                                       Percentage
                                                                              Number of Shares        of Shares of
          Name and Address                          Position                   of Common Stock        Common Stock
         of Beneficial Owner                                                    Beneficially          Beneficially
                                                                                    Owned              Owned (3)
-------------------------------------- ------------------------------------ ---------------------- -------------------
-------------------------------------- ------------------------------------ ---------------------- -------------------

Joseph Dunn                            Chairman of the Board, CEO and CFO       4,063,775(1)              6.1%
9025 Wilshire Boulevard
Suite 301
Beverly Hills, CA 90211

Michael C. Hinton                      Secretary and Director                    400,000(2)               0.6%
9025 Wilshire Boulevard
Suite 301
Beverly Hills, CA 90211

All   directors  and  officers  as  a                                          4,463,775(1)(2)            6.7%
   group (2 in number)
--------------------

(1)      Includes options to purchase 2,000,000 shares at $0.275 per share.
(2)      Includes options to purchase 200,000 shares at $0.275 per share.
(3)      Does not include outstanding options.


                                  MISCELLANEOUS

The solicitation of proxies on the enclosed form of proxy is made by and on behalf of the Board of Directors of the Company and the cost of this solicitation is being paid by the Company. The Company may pay persons holding shares in their names or in the names of their nominees for the benefit of others, such as broker-dealer firms, banks, depositaries and other fiduciaries, for costs incurred in forwarding soliciting material to their principals. Members of the management of the Company may solicit some shareholders in person, or by telephone or telegraph, for which services they will not be separately compensated.

                                          BY ORDER OF THE BOARD OF DIRECTORS

Beverly Hills, California                 Joseph Dunn
February ___, 2002                        President



SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

The Proxy Statement herein may contain a forward-looking statement. These statements are based on a number of assumptions and estimates which are inherently subject to uncertainty and contingencies, many of which are beyond the control of the Company and reflect future business decisions which are subject to change.